Exhibit 10.1

MARKFORGED, INC.

EXECUTIVE SEVERANCE AND CHANGE IN CONTROL PLAN

Effective Date: December 31, 2022

Markforged, Inc., a wholly owned subsidiary of Markforged Holding Corporation (“Parent”), sets forth herein the terms of its Executive Severance and Change in Control Plan (the “Plan”) as follows:

SECTION 1. PURPOSE.

The purpose of the Plan is to establish the conditions under which Eligible Executives will receive severance pay and benefits if employment with the Company (or its successor, following a Change in Control) terminates under the circumstances specified herein.

SECTION 2. DEFINITIONS.

(a) “Accrued Obligations” means, with respect to an Eligible Executive, (i) the Eligible Executive’s Base Salary through the Date of Termination, and (ii) the amount of any business expenses properly incurred by the Eligible Executive on behalf of the Company prior to the Date of Termination and not yet reimbursed, if any.

(b) “Base Salary” means, with respect to an Eligible Executive, the annual base salary payable to the Eligible Executive by the Company as of the Date of Termination (or, if higher, the annual base salary payable to the Eligible Executive by the Company as of immediately prior to the Change in Control Date).

(c) “Board” means the Board of Directors of Parent.

(d) “Cause” means any of the following: (i) conduct by the Eligible Executive constituting an act of misconduct in connection with the performance of the Eligible Executive’s duties, including, without limitation, misappropriation of funds or property of Parent, the Company or any of their Subsidiaries or affiliates other than the occasional, customary and de minimis use of such property for personal purposes; (ii) the commission by the Eligible Executive of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) any conduct by the Eligible Executive that would reasonably be expected to result in injury or reputational harm to Parent, the Company or any of their Subsidiaries and affiliates if the Eligible Executive were retained in the Eligible Executive’s position; (iv) continued non-performance by the Eligible Executive of the Eligible Executive’s duties to Parent, the Company or any of their Subsidiaries and affiliates (other than by reason of the Eligible Executive’s physical or mental illness, incapacity or Disability) which has continued for more than 30 days following written notice of such non-performance from the Board; (v) a breach by the Eligible Executive of any of the Eligible Executive’s Continuing Obligations; (vi) a violation by the Eligible Executive of Parent or the Company’s written employment policies or code(s) of conduct; or (vii) failure to cooperate with a bona fide internal investigation or an investigation by regulatory or law enforcement authorities, after being instructed by the Board or the Company to cooperate, or the destruction or failure to preserve documents or other materials known to be relevant to such investigation or the inducement of others to fail to cooperate or to produce documents or other materials in connection with such investigation.

(e) “Change in Control” means (i) the sale or transfer by Parent of all or substantially all of its assets on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of Parent’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock (as defined in Parent’s 2021 Stock Option and Incentive Plan) of Parent to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of Parent’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of Parent or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from Parent , but only to the extent such events constitute a “change in the ownership or effective control” of the Parent or a “change in the ownership of a substantial portion of the Parent’s assets” for purposes of Section 409A of the Code.

(f) “Change in Control Date” means, with respect to a Change in Control, the date of consummation of such Change in Control.

(g) “Change in Control Period” means the period commencing three months prior to the Change in Control Date and ending 12 months following the Change in Control Date.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(i) “Company” means Markforged, Inc. or a Subsidiary employer, or from and after a Change in Control, the successor to the Company or a Subsidiary employer immediately following any such Change in Control.

(j) “Continuing Obligations” means the Eligible Executive’s obligations to pursuant to the Eligible Executive’s Nondisclosure, Inventions, Nonsolicitation and Noncompetition Agreement and any other agreement relating to confidentiality, assignment of inventions or other restrictive covenants with Parent, the Company or any of their Subsidiaries or affiliates.

(k) “Date of Termination” means, with respect to an Eligible Executive, the effective date of termination of the Eligible Executive’s employment with the Company and all of its Subsidiaries or affiliates.

(l) “Disability” means that the Company has determined that the Eligible Executive is disabled within the meaning of Section 22(e)(3) of the Code.

(m) “Eligible Executive” means a United States employee of the Company who, prior to the Date of Termination (or, if applicable, at the time of a Change in Control), has been notified in writing by the Company of their status as an “Eligible Executive” under this Plan and have signed a participation letter provided by the Company. If an Eligible Executive is party to an employment or letter agreement with the Company (collectively, “Employment Agreement”) that provides for severance pay and benefits upon certain qualifying terminations, then the Eligible Employee will only be eligible to receive severance pay and benefits under this Plan and not under the Employment Agreement.

(n) “Good Reason” means that the Eligible Executive has complied with the Good Reason Process (hereinafter defined) following the occurrence of any of the following events without the Eligible Executive’s consent: (i) a material diminution in the Executive’s Base Salary except for across-the-board salary reductions based on the Company’s financial performance similarly affecting all or substantially all senior management employees of the Company; (ii) a material diminution in the Eligible Executive’s responsibilities, authority or duties; (iii) a material change in the principal geographic location at which the Eligible Executive is required to provide services to the Company; or (iv) a material breach by the Company of the Eligible Executive’s Employment Agreement.

(o) “Good Reason Process” means that (i) the Eligible Executive reasonably determines in good faith that a “Good Reason” condition has occurred; (ii) the Eligible Executive notifies the Company in writing of the first occurrence of the Good Reason condition within 30 days of the first occurrence of such condition; (iii) the Eligible Executive cooperates in good faith with the Company’s efforts, for a period not less than 30 days following such notice (the “Cure Period”), to remedy the condition; (iv) notwithstanding such efforts, the Good Reason condition continues to exist; and (v) the Eligible Executive terminates the Eligible Executive’s employment within 60 days after the end of the Cure Period. If the Company cures the Good Reason condition during the Cure Period, Good Reason shall be deemed not to have occurred.

(p) “Subsidiary” means any subsidiary of the Parent (including, without limitation, Markforged, Inc.) or any subsidiary of the Company or, from and after a Change in Control, any subsidiary of the successor to the Company.

(q) “Target Bonus” means, with respect to an Eligible Executive, the Eligible Executive’s target annual performance bonus for the year in which the Date of Termination occurs (or, if higher, the target annual performance bonus in effect as of immediately prior to the Change in Control Date).

SECTION 3. SEVERANCE PAY AND BENEFITS OUTSIDE OF THE CHANGE IN CONTROL PERIOD.

(a) If the Eligible Executive’s employment is terminated by the Company without Cause outside of the Change in Control Period or if the Eligible Executive terminates employment for Good Reason outside of the Change in Control Period, then, in addition to the Accrued Obligations, and subject to (i) the Eligible Executive signing a separation agreement and release in a form and manner satisfactory to the Company, which shall include, without limitation, a general release of claims against the Company and all related persons and entities in substantially the same form as set forth in Section 1 of Exhibit 1 attached hereto (the “Release”), a non-disparagement provision, a cooperation provision, a return of property provision, a reaffirmation of all of the Executive’s Continuing Obligations, a one year post-employment noncompetition agreement, and, if applicable, a confirmation of the Eligible Executive’s resignation from all officer and board member positions that the Eligible Executive holds with Parent, the Company or any of their respective Subsidiaries and affiliates, and shall provide that if the Eligible Executive breaches any of the Continuing Obligations, all payments of the severance pay and benefits shall immediately cease (the “Separation Agreement”), and (ii) the Separation Agreement becoming irrevocable, all within 60 days after the Date of Termination (or such shorter period as set forth in the Separation Agreement), such Eligible Executive shall be entitled to receive the following severance pay and benefits:

(i) continuation of the Eligible Executive’s Base Salary for the applicable Salary Continuation Period, as set forth on Schedule A, to be paid in substantially equal installments over the Salary Continuation Period; and

(ii) notwithstanding anything to the contrary in the applicable bonus plan, if the Date of Termination occurs between the end of a calendar year and the date of payouts of annual bonuses for such calendar year, the Company shall pay the Eligible Executive the annual bonus for such recently completed calendar year (the “Prior Year Bonus”). The Company shall determine such bonus level in good faith and pay such amount in accordance with the terms of the applicable bonus plan; and

(iii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq. (commonly known as “COBRA”), with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the Eligible Executive as in effect on the Date of Termination until the earlier of: (i) the end of the applicable Benefit Continuation Period, as set forth on Schedule A, and (ii) the date the Eligible Executive becomes eligible for health benefits through another employer or otherwise become ineligible for COBRA.

(b) The amounts payable under Section 3(a)(i) shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over the applicable Salary Continuation Period commencing within 60 days after the Date of Termination; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments, to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall begin to be paid in the second calendar year by the last day of such 60-day period; provided, further, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Date of Termination. Each payment pursuant to this Plan is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b)(2).

SECTION 4. SEVERANCE PAY AND BENEFITS WITHIN THE CHANGE IN CONTROL PERIOD.

The provisions of this Section 4 shall apply in lieu of, and expressly supersede, the provisions of Section 3 if (i) the Eligible Executive’s employment is terminated either (a) by the Company without Cause or (b) by the Eligible Executive for Good Reason, and (ii) the Date of Termination is within the Change in Control Period. These provisions shall terminate and be of no further force or effect after the Change in Control Period. For the avoidance of doubt, (i) in no event will the Eligible Executive be entitled to severance pay and benefits under both Section 3 and Section 4 of this Plan, and (ii) if the Company has commenced providing severance pay and benefits to the Eligible Executive under Section 3 prior to the date that the Eligible Executive becomes eligible to receive severance pay and benefits under this Section 4, the severance pay and benefits previously provided to the Eligible Executive under Section 3 shall reduce the severance pay and benefits to be provided under this Section 4.

(a) If the Eligible Executive’s employment is terminated by the Company without Cause or the Eligible Executive terminates the Eligible Executive’s employment with the Company for Good Reason and, in each case, the Date of Termination occurs within the Change in Control Period, then, in addition to the Accrued Obligations, and subject to (i) the signing of the Release (or a release in substantially the same form as the Release) by the Executive, and (ii) the Release becoming fully effective, all within the time frame set forth in the Release but in no event more than 60 days after the Date of Termination, such Eligible Executive shall be entitled to receive the following severance payments and benefits:

(i) a lump sum in cash in an amount equal to (A) the applicable Multiplier, as set forth on Schedule B, times the Eligible Executive’s Base Salary plus (B) the Eligible Executive’s Target Bonus for the year in which the Date of Termination occurs, prorated for the number of days the Eligible Executive was employed during such year; and

(ii) notwithstanding anything to the contrary in the applicable bonus plan, if the Date of Termination occurs between the end of a calendar year and the date of payouts of annual bonuses for such calendar year, the Company shall pay the Eligible Executive the Prior Year Bonus. The Company shall determine such bonus level in good faith and pay such amount in accordance with the terms of the applicable bonus plan; and

(iii) continuation of group health plan benefits to the extent authorized by and consistent with 29 U.S.C. § 1161 et seq., with the cost of the regular premium for such benefits shared in the same relative proportion by the Company and the Eligible Executive as in effect on the Date of Termination until the earlier of: (i) the end of the applicable Benefit Continuation Period, as set forth on Schedule B, and (ii) the date the Eligible Executive becomes eligible for health benefits through another employer or otherwise become ineligible for COBRA; and

(iv) full accelerated vesting with respect to any of the Eligible Executive’s then outstanding time-based stock options and other stock-based awards subject to time-based vesting (the “Time-Based Equity Awards”), which shall immediately accelerate and become fully exercisable or nonforfeitable as of the later of the Date of Termination (or, if later, the Change in Control Date) and the effective date of the Release (the “Accelerated Vesting Date”). The termination or forfeiture of any of the Time-Based Equity Awards will be delayed to the extent necessary to effectuate this provision and will not occur if the acceleration pursuant to this provision occurs. For the avoidance of doubt, (A) any stock options or other stock-based awards subject to performance-based vesting shall not be subject to acceleration pursuant to this Section 4(a)(iii) and shall instead be governed by the applicable equity award agreement(s) and equity incentive plan(s), and (B) no additional vesting of the Time-Based Equity Awards shall occur during the period between the Eligible Executive’s Date of Termination and the Accelerated Vesting Date.

(b) The amounts payable under Section 4(a)(i) and (ii) shall be paid within 60 days after the Date of Termination or, if later, the Change in Control Date; provided, however, that if the 60-day period begins in one calendar year and ends in a second calendar year, such payments to the extent they qualify as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, shall be paid in the second calendar year by the last day of such 60-day period.

SECTION 5. SECTION 280G LIMITATION.

Anything in this Plan to the contrary notwithstanding, in the event that the amount of any compensation, payment or distribution by the Company to or for the benefit of the Eligible Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, calculated in a manner consistent with Section 280G of the Code and the applicable regulations thereunder (the “Severance Payments”), would be subject to the excise tax imposed by Section 4999 of the Code, the following provisions shall apply:

(a) If the Severance Payments, reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes payable by the Eligible Executive on the amount of the Severance Payments which are in excess of the Threshold Amount, are greater than or equal to the Threshold Amount, the Eligible Executive shall be entitled to the full benefits payable under this Plan.

(b) If the Threshold Amount is less than (x) the Severance Payments, but greater than (y) the Severance Payments reduced by the sum of (1) the Excise Tax and (2) the total of the Federal, state, and local income and employment taxes on the amount of the Severance Payments which are in excess of the Threshold Amount, then the Severance Payments shall be reduced (but not below zero) to the extent necessary so that the sum of all Severance Payments shall not exceed the Threshold Amount. In such event, the Severance Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) noncash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.

(c) For the purposes of this Section, “Threshold Amount” shall mean three times the Eligible Executive’s “base amount” within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder less one dollar ($1.00); and “Excise Tax” shall mean the excise tax imposed by Section 4999 of the Code, and any interest or penalties incurred by the Eligible Executive with respect to such excise tax.

(d) The determination as to which of the alternative provisions of this Section 5 shall apply to the Eligible Executive shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Eligible Executive within 15 business days of the Date of Termination, if applicable, or at such earlier time as is reasonably requested by the Company or the Eligible Executive. For purposes of determining which of the alternative provisions of this Section 5 shall apply, the Eligible Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Eligible Executive’s residence on the Date of Termination, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Any determination by the Accounting Finn shall be binding upon the Company and the Eligible Executive.

SECTION 6. WITHHOLDING.

Notwithstanding anything in this Plan to the contrary, all payments required to be made by the Company hereunder to an Eligible Executive or the Eligible Executive’s estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company reasonably may determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for the payment of taxes and any withholdings as required by law, provided that the Company is satisfied that all requirements of law affecting its responsibilities to withhold compensation have been satisfied. Nothing in this Plan shall be construed to require the Company to make any payments to compensate the Eligible Executive for any adverse tax effect associated with any payments or benefits or for any deduction or withholding from any payment or benefit.

SECTION 7. NO DUTY TO MITIGATE; INTEGRATION WITH OTHER PAY OR BENEFITS; GARDEN LEAVE PAY SET OFF.

An Eligible Executive’s payments received hereunder shall be considered severance pay in consideration of past service and entitlement thereto shall not be governed by any duty to mitigate damages by seeking further employment. Notwithstanding anything to the contrary herein, all severance pay and benefits provided to an Eligible Executive pursuant to Section 3 or Section 4 (as applicable) shall be reduced and/or offset by any amounts or benefits paid to an Eligible Executive to satisfy the federal Worker Adjustment and Retraining Notification (WARN) Act, 29 U.S.C. § 2101 et seq., as amended, and any applicable state plant or facility closing or mass layoff law (whether as damages, as payment of salary or other wages during an applicable notice period or otherwise). In the event the Eligible Executive is entitled to both payments pursuant to a noncompetition agreement with the Company and severance pay pursuant to Section 3 or Section 4 of this Plan, then the severance pay pursuant to Section 3 or 4 of this Plan received in any calendar year will be reduced by the amount the Eligible Executive is paid in the same such calendar year pursuant to the noncompetition agreement.

SECTION 8. AMENDMENT, SUSPENSION OR TERMINATION.

This Plan may be amended, suspended or terminated at any time by the Board; provided, however, that no such amendment, suspension or termination shall adversely affect the rights of any Eligible Executive then subject to the Plan, including, without limitation, an Eligible Executive then receiving payments, benefits or equity-related rights under the Plan, without the Eligible Executive’s written consent.

SECTION 9. ADMINISTRATION.

The Plan shall be administered by either the Board or the Compensation Committee of the Board or such other committee or person(s) appointed by the Board from time to time to administer the Plan (in either case, the “Administrator”). The Administrator shall have the power and authority to interpret the terms and provisions of the Plan, to make all determinations it deems advisable for the administration of the Plan, to decide all disputes arising in connection with the Plan and to otherwise supervise the administration of the Plan. All decisions and interpretations of the Administrator shall be final, conclusive and binding on all persons.

SECTION 10. GOVERNING LAW.

This Plan shall be governed by the laws of the United States to the extent applicable and otherwise by the laws of the State of Delaware, excluding the choice of law rules thereof.

SECTION 11. SEVERABILITY.

If any part of any provision of this Plan shall be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Plan.

SECTION 12. SUCCESSOR TO COMPANY.

The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets of the Company expressly to assume and agree to perform this Plan to the same extent that the Company would be required to perform it if no succession had taken place. Notwithstanding the foregoing, if the Eligible Executive remains employed or becomes employed by the Company, the purchaser or any of their affiliates in connection with any such transaction, then the Eligible Executive shall not be entitled to any payments, benefits or vesting pursuant to this Plan solely as a result of such transaction.

SECTION 13. UNFUNDED PLAN.

This Plan shall be unfunded and shall not create (or be construed to create) a trust or separate fund. Likewise, the Plan shall not establish any fiduciary relationship between the Company or any of its Subsidiaries or affiliates and any Eligible Executive.

SECTION 14. DISCLAIMER OF RIGHTS.

No provision in this Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The

Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. Notwithstanding the foregoing, and for the avoidance of doubt, in the event of an Eligible Executive’s death after the Eligible Executive’s termination of employment but prior to the completion by the Company of all payments due to the Eligible Executive under this Plan, the Company shall continue such payments to the Eligible Executive’s beneficiary designated in writing to the Company prior to the Eligible Executive’s death (or to the Eligible Executive’s estate, if the Eligible Executive fails to make such designation).

If an Eligible Executive’s employment is terminated for Cause or due to death or Disability or the Eligible Executive voluntarily terminates employment with the Company (other than for Good Reason), the Eligible Executive shall be entitled to only the Accrued Obligations through the Date of Termination. The mere occurrence of a Change in Control shall not, by itself, be treated as a termination of an Eligible Executive’s employment under this Plan, nor shall the mere transfer of an Eligible Executive’s employment between the Company and/or any of its Subsidiaries, by itself, be treated as a termination of employment under this Plan. Further, Section 3 and Section 4 of this Plan are mutually exclusive and in no event shall an Eligible Executive be entitled to payments or benefits pursuant to both Section 3 and Section 4 of this Plan.

SECTION 15. CAPTIONS.

The use of captions in this Plan is for the convenience of reference only and shall not affect the meaning of any provision of this Plan.

SECTION 16. NUMBER AND GENDER.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

SECTION 17. SECTION 409A.

(a) Anything in this Plan to the contrary notwithstanding, if at the time of the Eligible Executive’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that the Eligible Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Eligible Executive becomes entitled to under this Plan on account of the Eligible Executive’s separation from service would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Eligible Executive’s separation from service, or (B) the Eligible Executive’s death. If any such delayed cash payment is otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of this provision, and the balance of the installments shall be payable in accordance with their original schedule.

(b) It is intended that this Plan will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Plan is ambiguous as to its exemption from or compliance with Section 409A of the Code, the provision shall be read in such a manner so to be exempt from or in compliance with Section 409A of the Code so that all payments hereunder are either exempt from or comply with Section 409A of the Code. Each payment pursuant to this Plan is intended to constitute a separate payment for purposes of applying Section 409A, any exemptions thereto and Treasury Regulation Section 1.409A-2(b)(2).

(c) To the extent that any payment or benefit described in this Plan constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Eligible Executive’s termination of employment, then such payments or benefits shall be payable only upon the Eligible Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

(d) The Company makes no representation or warranty and shall have no liability to the Eligible Executive or any other person if any provisions of this Plan are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.

* * * * *

This Plan was duly authorized by the Compensation Committee of the Board of Directors on the Effective Date.

/s/ Stephen Karp
Company Secretary

Schedule A

Position	Salary Continuation Period	Benefit Continuation Period
Chief Executive Officer	12 months	12 months
Other Eligible Executives (other than CEO)	6 months	6 months

Schedule B

Position	Multiplier	Benefit Continuation Period
Chief Executive Officer	1.5	18 months
Other Eligible Executives (other than CEO)	1.0	12 months

Exhibit 1

Release

THIS RELEASE AGREEMENT (“Release Agreement”) is entered into as of ___________, 20__ (the “Effective Date”), by _____________ (the “Executive”) in consideration of the severance pay and benefits (the “Severance Benefits”) to be provided to the Executive by Markforged, Inc. or its successor (the “Company”) pursuant to the Markforged, Inc. Executive Severance and Change in Control Plan (the “Plan”), which is incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Plan.

WHEREAS, subject to the terms of the Plan, the Executive is eligible to receive the Severance Benefits.

NOW, THEREFORE, in consideration of the Severance Benefits and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Executive agrees as follows:

1. General Release. In consideration for, among other terms, the Severance Benefits, to which the Executive acknowledges the Executive would not otherwise be entitled, the Executive irrevocably and unconditionally releases and forever discharges the Company, all of its affiliated and related entities, its and their respective predecessors, successors and assigns, employee benefit plans and the fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants, consultants, fiduciaries and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown, that, as of the date when the Executive signs this Release Agreement, the Executive has, ever had, now claims to have or ever claimed to have had against any or all of the Releasees (“Claims”). This release includes, without limitation, the complete waiver and release of all Claims: arising in connection with or under the Employment Agreement or any other agreement between the Executive and any of the Releasees; of breach of express or implied contract; of wrongful termination of employment, whether in contract or tort; of intentional, reckless or negligent infliction of emotional distress; of breach of any express or implied covenant of employment, including the covenant of good faith and fair dealing; of interference with contractual or advantageous relations, whether prospective or existing; of deceit or misrepresentation; of discrimination or retaliation under federal, state or local law, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act and the Massachusetts Fair Employment Practices Act; under any federal, state, local or foreign statute, rule, ordinance or regulation; of promissory estoppel or detrimental reliance; of violation of public policy; for wages, bonuses, incentive compensation, vacation pay or any other compensation or benefits, whether under the Massachusetts Wage Act, M.G.L. c. 149, §§148-150C, or otherwise; for fraud, slander, libel, defamation, disparagement, personal injury, negligence, compensatory or punitive damages, or any other Claim for damages or injury of any kind whatsoever; and for monetary recovery, injunctive relief, attorneys’ fees, experts’ fees, medical fees or expenses, costs and disbursements. The Executive understands that this general release of Claims includes, without

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limitation, any and all Claims related to the Executive’s employment by the Company (including without limitation, any Claims against the Company in respect of any stock-based awards of any kind) and the termination of the Executive’s employment, and all Claims as a Company stockholder or option holder arising up to and through the date that the Executive signs this Release Agreement. Notwithstanding the foregoing, this general release shall not apply to (i) claims to enforce the Executive’s right to receive Severance Benefits; (ii) claims for vested benefits pursuant to ERISA; (iii) claims with respect to the Executive’s vested equity rights as of the Date of Termination; (iv) claims to enforce the Company’s obligation to indemnify the Executive to the extent such indemnification obligations exist; and (v) claims or administrative charges which legally may not be waived. The Executive is waiving, however, any right to monetary recovery or individual relief should any federal, state or local agency (including the Equal Employment Opportunity Commission) pursue any claim on the Executive’s behalf arising out of or related to the Executive’s employment with and/or separation from employment with the Company; provided that nothing in this Release Agreement limits any right the Executive may have to receive a whistleblower award or bounty for information provided to the Securities and Exchange Commission. The Executive represents that the Executive has not assigned any claim to any third party.

2. Acknowledgments. The Executive acknowledges that:

(a) The Executive is hereby advised by the Company to discuss all aspects of this Release Agreement with an attorney before signing this Release Agreement;

(b) The Executive has relied solely on his or her own judgment and/or that of his or her attorney regarding the consideration for and the terms of this Release Agreement and is signing this Release Agreement knowingly and voluntarily of his or her own free will;

(c) The Executive is not entitled to the Severance Benefits unless the Executive agrees to and fully complies with the terms of this Release Agreement;

(d) The Executive has been given [14/21/45 days]1 from the date of its delivery to the Executive to consider this Release Agreement (the “Consideration Period”), and if the Executive chooses to sign this Release Agreement before the end of the Consideration Period, that decision is entirely knowing and voluntary;

(e) To accept this Release Agreement, the Executive must deliver a signed, unmodified original or PDF copy of this Release to [name of Company contact, email address] at or before the expiration of the Consideration Period; and

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NTD: 14 days for executives under age 40; 21 days for executives age 40 or older where the termination is not part of a group termination; 45 days for executives age 40 or older where the termination is part of a group termination.

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(f) [The Executive may revoke this Release Agreement within seven (7) calendar days after signing it by submitting a written notice of revocation to the Company. The Executive further understands that this Release Agreement is not fully effective until the next business day after the seven (7) day period of revocation has expired without revocation, and that if the Executive revokes this Release Agreement within the seven (7) day revocation period, the Executive will not receive the Severance Benefits]2; [OR][This Release Agreement shall become effective on the date when an executed copy is received by the Company within the Consideration Period.]3

(g) The Executive has read and understands the Release Agreement and further understands that it includes a general release of any and all known and unknown, foreseen or unforeseen claims presently asserted or otherwise arising through the date of his or her signing of this Release Agreement that he or she may have against the Company; and

(h) No statements made or conduct by the Company has in any way coerced or unduly influenced the Executive to execute this Release Agreement.

(i) Except for the Severance Benefits, the Executive has been paid all wages, bonuses, compensation, benefits and other amounts that the Company ever owed to the Executive. Further the Executive acknowledges and agrees that the Executive is not entitled to any other severance pay, benefits or equity rights including without limitation pursuant to any other severance plan, or program or arrangement.

3. No Admission of Liability. This Release Agreement does not constitute an admission of liability or wrongdoing on the part of the Company, the Company does not admit there has been any wrongdoing whatsoever against the Executive, and the Company expressly denies that any wrongdoing has occurred.

4. Entire Agreement. There are no other agreements of any nature between the Company and the Executive with respect to the matters discussed in this Release Agreement, except as expressly stated herein, and in signing this Release Agreement, the Executive is not relying on any agreements or representations, except those expressly contained in this Release Agreement.

5. Execution. It is not necessary that the Company sign this Release Agreement following the Executive’s full and complete execution of it for it to become fully effective and enforceable.

[2]	NTD: For executives age 40 or older.
[3]	NTD: For executives under age 40.

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6. Severability. If any provision of this Release Agreement is found, held or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of this Release Agreement shall continue in full force and effect.

7. Governing Law. This Release Agreement shall be governed by the laws of the Commonwealth of Massachusetts, excluding the choice of law rules thereof.

8. Headings. Section and subsection headings contained in this Release Agreement are inserted for the convenience of reference only. Section and subsection headings shall not be deemed to be a part of this Release Agreement for any purpose, and they shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned has duly executed this Release Agreement as of the day and year first herein above written.

EXECUTIVE:

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